Ex. 10.1

Execution Version

AMENDED AND RESTATED REPURCHASE FACILITATION AGREEMENT

This amended and restated repurchase facilitation agreement (the “Agreement”) is made effective as of the 29th day of September, 2016, is by and between Seaport Global Securities LLC, a Delaware limited liability company (“Seaport Global”) and Lonestar Resources US Inc., a Delaware corporation (“Lonestar”), by and on behalf of itself and certain of its subsidiaries (collectively referred to together with Lonestar hereinafter as the “Company”), and supersedes and replaces in its entirety that certain Repurchase Facilitation Agreement dated September 29, 2016, between Seaport Global and the Company.  Each of Seaport Global, Lonestar and the Company are sometimes hereinafter referred to herein as a “Party” and collectively as the “Parties.”

Whereas, Lonestar Resources Americas Inc. (“LRAI”), a Delaware corporation and wholly owned subsidiary of Lonestar, has currently outstanding its 8.750% Senior Notes due 2019 (the “Notes”), some or all of which may be available for repurchase by Lonestar at prices below the price at which the Notes were originally issued (the “Discounted Notes”);

Whereas, the Company desires, from time to time, to repurchase some or all of the Discounted Notes as they become available for repurchase and Seaport Global proposes to provide financing for all or a portion of the purchase price thereof (“Gap Financing”), upon the terms and subject to the conditions set forth herein;

Whereas, the consideration for the repayment of any Gap Financing shall take the form of a payment of cash to Seaport Global (the “Cash Payment”) concurrently with the consummation of a public equity offering by Lonestar of its common stock (Nasdaq Symbol: LONE) (in each case, a “Public Offering”), in an amount equal to the Cash Payment Amount (as defined below); provided that, to the extent that Lonestar is unwilling or otherwise unable to consummate any Public Offering, Lonestar shall withdraw the registration statement relating to the Public Offering (the date on which such withdrawal occurs being the “Withdrawal Date”) and shall consummate, pursuant to Section 3.b. hereof, private placements to Seaport Global (each a “Restricted Stock Payment”) of up to an aggregate of 460,000 shares (the “Share Cap”) of Class A common stock of Lonestar (the “Restricted Stock”) in an amount equal to the Applicable Restricted Stock Acquisition Price (as defined below);

Whereas, in order to effectuate the Cash Payment, Lonestar and LRAI have entered into a definitive term sheet to amend (the “SPA Amendment”) that certain Securities Purchase Agreement, dated August 2, 2016, in order to explicitly allow any Cash Payments hereunder;

Whereas, in order to effectuate the Restricted Stock Payment, if applicable, the Board of Directors of Lonestar has approved the transactions contemplated hereby, and Lonestar will receive written consent from EF Realisation Company Limited (the sole owner of EFR Holding Guernsey Limited, Lonestar’s major stockholder) (the “Stockholder Consent”), to issue sufficient shares of the Restricted Stock as contemplated hereby and, in connection therewith, will file all requisite information statements (the “Information Statements”) with the United States Securities and Exchange Commission (the “SEC”) describing such written consent and the amount of Restricted Stock approved thereby (any requisite waiting period with respect to the Information Statement under the rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) before effecting the actions approved by the Stockholder Consent is referred to herein as a “Waiting Period.”

THEREFORE, intending to be legally bound, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Parties to this Agreement, Seaport Global and Lonestar agree as follows:

1.

Discounted Notes. From time to time, Seaport Global may identify an opportunity for Lonestar to purchase Discounted Notes. Upon becoming aware of such opportunity, Lonestar will advise Seaport Global if it desires to purchase such Discounted Notes with the use of Gap Financing and, if so, the amount of Gap Financing that it will require from Seaport Global in order to effectuate the purchase of such Discounted Notes.  Seaport Global will then advise Lonestar of whether or not it is willing to provide the necessary amount of Gap Financing. If agreed to by Seaport Global, the amount of any agreed upon Gap Financing will be advanced in cash by Seaport Global at the time of the repurchase of the related Discounted Notes.

2.

Discounted Note Acquisition. In all cases where Seaport Global identifies opportunities for Lonestar to purchase Discounted Notes where either (i) Discounted Notes are to be acquired using Gap Financing (“Seaport Global Assisted Purchases” or “SGAP”), or (ii) Discounted Notes are identified as being available for repurchase by the Seaport Global debt trading desk (of which Discounted Notes Lonestar is not otherwise aware are available for repurchase) and no Gap Financing is required, Lonestar agrees that such SGAP and such other repurchase opportunities will be accomplished with the assistance of Seaport Global’s debt trading desk at such times and at such acquisition prices as are agreed upon by the Parties.  In connection with each SGAP or other purchase of Discounted Notes accomplished with the assistance of Seaport Global, Seaport Global shall be paid an acquisition fee by Lonestar with respect to that repurchase in the amount of (i) six and one-quarter of one percent (6.25%) of the difference between the original par value of the Discounted Notes that are acquired and the purchase price actually paid for those Discounted Notes by Lonestar (the “Discount”) in all transactions in which any Gap Financing is employed, and (ii) three and one-eighth of one percent (3.125%) of the amount of the Discount with respect to any acquisition of Discounted Notes pursuant to clause (ii) of the first sentence of this Section 2.

3.	Gap Financing. Lonestar shall pay Seaport Global the amount of any Gap Financing as provided below:

a.

Cash Payment. The Cash Payment shall be made by Lonestar to Seaport Global out of the funds flow from a Public Offering and shall be in an amount of cash equal to (i) one hundred five percent (105.0%) of the amount of the Gap Financing if the Cash Payment is made on or prior to December 31, 2016 and (ii) one hundred eleven and one tenth percent (111.1%) if the Cash Payment is made on or after January 1, 2017 (the “Cash Payment Amount”).

b.

Restricted Shares. To the extent Lonestar is unwilling or otherwise unable to consummate a Public Offering and repay Seaport Global with a Cash Payment, the amount of shares of Restricted Stock delivered as repayment of the amount of any Gap Financing (the “Restricted Share Amount”) will be determined by dividing the dollar amount of such Gap Financing by an amount equal to 90% of the closing price of Lonestar’s common stock (i) with respect to any Gap Financing provided prior to the expiration of the applicable Waiting Period, on the most recently completed trading date prior to the effective date of this Agreement, and (ii) with respect to any Gap Financing provided subsequent to the completion of the applicable Waiting Period, on the most recently completed trading date prior to the date that the Gap Financing is made available to Lonestar (each such closing price being referred to hereinafter as the “Applicable Restricted Stock Acquisition Price” with respect to the shares of Restricted Stock issued in respect of that particular Gap Financing); provided that, and notwithstanding any of the foregoing, the aggregate number of shares of Restricted Stock issued pursuant to this Section 3.b. shall in no event exceed the amount of the Share Cap.  Any shares of Restricted Stock to be delivered to Seaport Global pursuant to this Section 3.b. shall be delivered to Seaport Global promptly upon the later of (a) forty-five (45) calendar days after the Withdrawal Date, or (b) the completion of the applicable Waiting Period (subject to applicable transfer agent procedures and customary settlement periods).

4.

Restricted Stock Price Protection.  At such time or times as Seaport Global determines, in its sole and absolute discretion, to dispose of any or all of the Restricted Stock issued pursuant to Section 3.b. hereof (the date on which Seaport Global disposes of such Restricted Stock, the “Disposition Date”), if Seaport Global sells any of that Restricted Stock (including in connection with any public offering) at a price that results in gross proceeds to it of less than the Applicable Restricted Stock Acquisition Price (a “Gap Financing Deficit”), then Lonestar shall issue a number of additional shares of Restricted Stock (the “Make-up Shares” and, together with the shares of Restricted Stock held by Seaport Global, the “Seaport Global Shares”) to Seaport Global determined by dividing the dollar amount of the Gap Financing Deficit by an amount equal to 90% of the closing price of Lonestar’s common stock on the Disposition Date (the “Make-Up Acquisition Price”); provided that the aggregate number of shares of Restricted Stock issued pursuant to this Section 4 shall not exceed the Share Cap less the aggregate number of shares of Restricted Stock issued pursuant to Section 3 hereof (the “Make-Up Share Cap”). Thereafter, Lonestar shall continue to be obligated to issue additional Make-up Shares with respect to any Seaport Global Shares that continue to be held by and subsequently sold by Seaport Global which sale results in a Gap Financing Deficit in the same manner and on the same terms as set forth above. To the extent that Make-Up Shares issuable in respect of any Gap Financing Deficit are in excess of the Make-Up Share Cap, Lonestar shall pay any remaining Gap Financing Deficit with an amount of cash determined as set forth in Section 3.b., above. Notwithstanding the foregoing, Lonestar may, at any time in its sole and absolute discretion, and in lieu of issuing additional Make-up Shares to

Seaport Global, elect to pay Seaport Global an amount of cash determined as set forth in Section 3.b., above.

In addition to the foregoing “price protection” afforded to Seaport Global with respect to the Seaport Global Shares that it holds pursuant to or otherwise in connection with this Agreement, Lonestar agrees (i) to use commercially reasonable efforts to cause the Seaport Global Shares to be registered for sale with Seaport Global as a “selling shareholder” in connection with any registration statement relating to Lonestar’s common stock filed with or submitted to the SEC, subject to customary cutbacks, and (ii) at Seaport Global’s option (to be exercised in its sole and absolute discretion), to repurchase from Seaport Global any Seaport Global Shares that continue to be held by Seaport Global for a period equal to or in excess of one (1) year and one (1) day after the date of their initial acquisition (the “Holding Period”) by Seaport Global for a period of the next 20 business days following the end of such Holding Period at a price equal to the Applicable Restricted Stock Acquisition Price.

5.

Seller Commissions. Nothing herein shall restrict in any way or prevent Seaport Global from charging the seller(s) of any Discounted Notes customary and usual commissions on such sales in the ordinary course of its business of buying and selling debt instruments for and from unrelated third parties.

6.	Lonestar Representations and Warranties.

a.

Authorization; Enforcement; Validity.  Lonestar has the requisite corporate power and authority to enter into and, upon completion of any applicable Waiting Period and the execution of the SPA Amendment, to consummate the transactions contemplated by this Agreement, and otherwise to carry out its obligations hereunder.  Lonestar’s execution and delivery of this Agreement have been, and, upon completion of any applicable Waiting Period and the execution of the SPA Amendment, the consummation by it of the transactions contemplated hereby (including, but not limited to, the delivery of the Restricted Stock and the Make-up Shares) will be, duly authorized by all necessary corporate action on the part of Lonestar, and no further corporate action will be required by Lonestar, its Board of Directors or its stockholders in connection therewith.  The Agreement has been duly executed by Lonestar and is the legally valid and binding obligation of Lonestar enforceable against Lonestar in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as the indemnification provision may be limited by applicable law.

b.

No Conflicts.  The execution and delivery of this Agreement by Lonestar does not and will not, and, upon the Stockholder Consent and the completion of any applicable Waiting Period and the execution of the SPA Amendment, the performance by Lonestar of the Agreement and the consummation by Lonestar of the transactions contemplated hereby (including, without limitation, the issuance of the Restricted Stock and the Make-up

Shares or the making of the Cash Payment, as the case may be) will not (i) conflict with or violate any provisions of Lonestar’s or any of its subsidiaries’ certificate or articles of incorporation, bylaws or other organizational documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would result in a default) under, result in the creation of any lien upon any of the properties or assets of Lonestar or any of its subsidiaries or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material contract, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Lonestar or any of its subsidiaries is subject (including federal and state securities laws and regulations and the rules and regulations, of any self-regulatory organization to which Lonestar or its securities are subject, including all applicable trading markets, assuming in each case the accuracy of the representations and warranties made by Seaport Global herein), or by which any property or asset of Lonestar or any of its subsidiaries is bound, except in the case of clauses (ii) and (iii) such as would not, individually or in the aggregate, have or reasonably be expected to result in a material adverse effect on the Company.

c.

Filings, Consents and Approvals.  Neither Lonestar nor any of its subsidiaries is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by Lonestar of this Agreement (including the issuance of the Restricted Stock and the Make-up Shares or the making of the Cash Payment, as the case may be), other than (i) the receipt of the Stockholder Consent, the completion of the applicable Waiting Period and the execution of the SPA Amendment, (ii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (iii) the filing of any requisite notices and/or application(s) to Lonestar’s principal trading market for the issuance and sale of the Lonestar Common Stock and the listing of the Restricted Stock and the Make-up Shares for trading or quotation, as the case may be, thereon in the time and manner required thereby, and (iv) those that have been made or obtained prior to the date of this Agreement.

d.

Issuance of the Restricted Stock and the Make-up Shares.  Upon completion of any applicable Waiting Period, the Restricted Stock and the Make-up Shares will have been duly authorized and, when issued in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable and free and clear of all Liens, other than restrictions on transfer imposed by applicable securities laws, and shall not be subject to preemptive or similar rights.  Assuming the accuracy of the representations and warranties of Seaport Global in this Agreement, the Restricted Stock and the Make-up Shares will be issued in compliance with all applicable federal and state securities laws.

e.

SEC Reports; Disclosure Materials.  Lonestar has filed and will continue to file all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act to qualify the Restricted Stock and the Make-up Shares for resale by Seaport Global through the use of Rule 144.

f.	No Additional Agreements. Lonestar does not have any agreement or understanding with any other person with respect to the transactions contemplated by this Agreement other than as specified herein.

7.	Seaport Global Representations and Warranties.

a.

Organization; Authority.  Seaport Global is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by Seaport Global and performance by Seaport Global of the transactions contemplated by this Agreement have been duly authorized by all necessary limited liability company action.  The Agreement has been duly executed by Seaport Global and constitutes the valid and legally binding obligation of Seaport Global, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

b.

No Conflicts.  The execution, delivery and performance by of this Agreement by Seaport Global and the consummation by Seaport Global of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of Seaport Global, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Seaport Global is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to Seaport Global, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Seaport Global to perform its obligations hereunder.

c.

Investment Intent.  Seaport Global understands that the Restricted Stock and the Make-up Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Restricted Stock and the Make-up Shares as principal for its own account and not with a view to, or for distributing or reselling such Restricted Stock or Make-up Shares or any part thereof in violation of the Securities Act or any applicable state securities laws, provided, however, that by making the representations herein, Seaport Global does not agree to hold any of the Restricted Stock or the Make-up Shares for any minimum period of time and reserves the right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Restricted Stock and Make-up Shares  pursuant to an effective registration statement under the Securities Act or under an exemption from such registration; provided that in any event, Seaport Global will make any sale or other disposition of the Restricted Stock or Make-up Shares in compliance with applicable federal and state securities laws.

Lonestar and Seaport Global acknowledge and agree that no party to this Agreement has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth above.

8.	Other Agreements of the Parties.
a.

In connection with the initial transaction to be accomplished pursuant to this Agreement immediately upon and as of its effective date, with respect to the issuance of Restricted Shares, Lonestar and Seaport Global have specifically additionally agreed as follows:

i.

The Board of Directors will, pursuant to the Board Resolution, (a) approve this Agreement and the transactions contemplated hereby, (b) set a record date (the “Record Date”) for purposes of obtaining the Stockholder Consent, (c) recommend that Lonestar’s stockholders as of the Record Date approve the issuance of Common Stock as contemplated hereby, (d) authorize the preparation, filing and distribution of Information Statements as required by the Exchange Act.

ii.	Promptly after the Board of Directors sets the Record Date, Lonestar will notify the NASDAQ thereof.

iii.

On the Record Date, EF Realisation Company Limited and EFR Holding Guernsey Limited will execute or otherwise make effective the Stockholder Consent, a form of which is attached to this Agreement as Exhibit “B,” and upon any applicable Waiting Period with respect to the any preliminary Information Statement, Lonestar will finalize the Information Statement to be filed with the SEC and mailed such Information Statement to its shareholders.

iv.

Upon receiving the appropriate notice or communication from the SEC regarding the conclusion of the Waiting Period with respect to the final Information Statement, Lonestar will issue and deliver any Restricted Stock to Seaport Global pursuant to any Gap Financing, subject to applicable transfer agent procedures.

v.

Notwithstanding any of the foregoing, in the event that the Restricted Stock is not issued and delivered to Seaport Global within ninety (90) days of the consummation of the related Gap Financing, then, at its option, Seaport Global shall be entitled to receive an immediate payment in cash from Lonestar in the amount of the Cash Payment in lieu of the subsequent issuance of any Restricted Stock.

b.

In connection with the initial transaction to be accomplished pursuant to this Agreement immediately upon the effective date of its execution, with respect to the Cash Payment, Lonestar and Seaport Global have specifically additionally agreed as follows:

i.	The Board of Directors will, pursuant to the Board Resolution, approve this Agreement and the transactions contemplated hereby.

ii.

Out of the proceeds from the closing of the related equity offering, if so elected by Seaport Global in accordance with the terms of Section 3.b., Lonestar shall pay in immediately available cash the Cash Payment.

c.

Furnishing of Information.  In order to enable Seaport Global to sell the Restricted Stock and the Make-up Shares under Rule 144, during the period provided for in Section 4, above, Lonestar shall use its commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by Lonestar after the date hereof pursuant to the Exchange Act.

d.

Indemnification of Seaport Global.  Lonestar will indemnify and hold Seaport Global and its directors, officers, shareholders, members, partners, employees and agents, each person who controls Seaport Global (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees of such controlling persons (each, a “Seaport Global Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Seaport Global Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by Lonestar in this Agreement, or (b) any action instituted against a Seaport Global Party in any capacity, or any of them or their respective Affiliates, by any stockholder of Lonestar with respect to any of the transactions contemplated by this Agreement (unless such action is based upon a breach of Seaport Global’s representations, warranties or covenants under this Agreement or any violations by Seaport Global of state or federal securities laws or any conduct by Seaport Global which constitutes fraud, gross negligence, willful misconduct or malfeasance).

e.

Principal Trading Market Listing.  In the time and manner required by Lonestar’s principal trading market, Lonestar shall prepare and file with such principal trading market an additional shares listing application covering all of the Restricted Stock and the Make-up Shares and shall use its commercially reasonable efforts to take all steps necessary to cause all of the Restricted Stock and the Make-up Shares to be approved for listing on the principal trading market as promptly as possible thereafter.

f.

Form D; Blue Sky.  Lonestar agrees to timely file a Form D with respect to the Restricted Stock and the Make-up Shares as may be required under Regulation D and to provide a copy thereof, promptly upon the written request of Seaport Global.  Lonestar, on or before the delivery of any of the Restricted Stock and the Make-up Shares, shall take such action as Lonestar shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Restricted Stock and the Make-up Shares for issuance to Seaport Global under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification) and shall provide evidence of such actions promptly upon the written request of Seaport Global.

g.

Delivery of Restricted Stock and the Make-up Shares. Lonestar shall promptly deliver, or cause to be delivered, the Restricted Stock and the Make-up Shares to Seaport Global at the time or times contemplated by Section 4 of this Agreement.

9.	Miscellaneous.

a.

Fees and Expenses.  Lonestar and Seaport Global shall each pay the fees and expenses of their respective advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such Party in connection with the negotiation, preparation, execution, delivery and performance of this Agreement. Lonestar shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the issuance to Seaport Global of the Restricted Stock and the Make-up Shares.

b.

Entire Agreement.  The Agreement contains the entire understanding of the Parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the Parties acknowledge have been merged into such document.  From time to time, and without further consideration, Lonestar and Seaport Global will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under this Agreement.

c.

Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) or electronic message at the facsimile number or e-mail address, as applicable, specified in this Section prior to 5:00 P.M., New York City time, on a trading day, (b) the next trading day after the date of transmission, if such notice or communication is delivered via facsimile or electronic message at the facsimile number or e-mail address, as applicable, specified in this Section on a day that is not a trading day or later than 5:00 P.M., New York City time, on any trading day, (c) the trading day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified, or (d) upon actual receipt by the Party to whom such notice is required to be given.  The address for such notices and communications shall be as follows:

If to Lonestar:Lonestar Resources US Inc.

600 Bailey Avenue, Suite 200

Fort Worth, TX 76107

Attn: Frank D. Bracken

Telephone No.:

E-mail:

      If to Seaport Global:Seaport Global Securities LLC

400 Poydras Street, Suite 3100

New Orleans, LA 70130

Attn: General Counsel-IB

504-410-8017

gmeringer@seaportglobal.com

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

d.

Amendments; Waivers; No Additional Consideration.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by Lonestar and Seaport Global or, in the case of a waiver, by the Party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either Party to exercise any right hereunder in any manner impair the exercise of any such right.

e.

Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any Party.  This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

f.

Successors and Assigns.  The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns.  This Agreement, or any rights or obligations hereunder, may not be assigned by any Party without the prior written consent of the other Parties.

g.

No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

h.

Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each Party agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement shall be commenced exclusively in the New York Courts.  Each Party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such proceeding has been commenced in an improper or inconvenient forum.  Each Party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HERETO

HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

i.

Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

j.

Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

k.

Termination. This Agreement may be terminated at any time by either Lonestar or Seaport Global upon written notice to the other.  Nothing in this Section shall be deemed to release any Party from (i) any indemnity due to the other Party hereunder, or (ii) for any breach by such Party of the terms and provisions of this Agreement as in effect, in either such case, immediately prior to such termination.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their respective authorized signatories effective as of the date first indicated above.

LONESTAR RESOURCES US INC

By: /s/ Frank D. Bracken III

       Frank D. Bracken III, Chief Executive Officer

SEAPORT GLOBAL SECURITIES LLC

By:      /s/ Michael Bodino

           Michael Bodino, Managing Director